Exhibit 99.1

From:	Trinity Place Holdings

Contact:	M18 Public Relations
Gina Faridniya – Gina@m18pr.com

CLOSINGS COMMENCE AT JOLIE AT 77 GREENWICH STREET

New York, NY - September 28, 2021 – Today, Trinity Place Holdings Inc. (NYSE American: TPHS), the New York-based real estate holding, investment and asset management company, announced the commencement of closings at Jolie, a boutique collection of 90 upscale condominium residences, each with show-stopping water views, envisioned by a world-class team of New York-based architects and designers. Located at 77 Greenwich Street in the heart of Manhattan’s Financial District, the elegant tower soars above New York Harbor and Battery Park, and is home to a suite of well-crafted amenities, retail space and a new public elementary school.

“As Lower Manhattan has transformed into New York City's most dynamic neighborhood and place to live and work, we always knew that Jolie’s location at the center of it all, in addition to its standout design and collection of thoughtful amenities, would appeal to professionals and families alike,” said Matthew Messinger, President and CEO of Trinity Place Holdings. “As we open Jolie to its first residents, we're so thrilled this has proven true, and that this beautiful building is contributing to the mix in the most exciting location in Manhattan.”

Designed by FXCollaborative, the celebrated architectural firm behind acclaimed New York City residential developments including The Greenwich Lane and Circa Central Park, as well as the new Statue of Liberty Museum, Jolie is a sculptural tower of reflective glass rising from a cast stone base. Topping out at 500 feet, the 42-story building features a pleated glass curtain wall façade that provides sprawling water views from each of the homes—which begin on the 15th floor located nearly 150 feet above street level—and offers a graceful juxtaposition to the heavy masonry of its historic neighbors.

The building’s warm interiors, emphasizing expert craftsmanship and natural materials, are designed by the renowned Deborah Berke Partners—led by Deborah Berke, Dean of the Yale School of Architecture—representing the firm’s unique vision for Lower Manhattan.

At the entrance to the grand double height lobby, a granite and blackened steel concierge desk anchors the space, while warm, sculptural oak paneling creates a rich and inviting atmosphere. From here, an elevator ascends to the residential floors, which include natural light-filled corridors and residences ranging from one to four bedrooms that combine natural beauty with the comforts of an exceptionally appointed home. With white oak flooring throughout and ceiling heights in excess of 10 feet, the residences boast floor-to-ceiling windows that provide unobstructed water and skyline views from the expanse of pleated crystalline glass. Adding to the graciousness and comfort of the layouts, every home includes a powder room, a rarity in new luxury development in New York City.

Filled with natural light, each of the custom Deborah Berke Partners-designed Poliform kitchens features state-of-the-art appliances from Miele, Sub-Zero and Wolf, along with honed Blue de Savoie marble countertops and backsplashes. The master bathrooms offer a calming combination of honed warm grey Haisa marble floors, walls and counters, accented with quarter sawn sycamore millwork, and radiant heated floors. Secondary bathrooms are outfitted with honed Venice terrazzo tile floors and quarter sawn oak millwork cabinets, while the powder rooms found in every home include custom-carved and polished Calacatta Lincoln sink bowls and backsplash panels enhanced by sandblasted and brushed Bianco Mist quartzite floors. Designed to exacting LEED standards, the homes at Jolie are both environmentally sustainable and luxurious.

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A suite of amenities, expected to be completed in the coming months, designed by Deborah Berke Partners emphasizes entertaining, wellness and play. Headlined by a penthouse-level club known as Cloud Club 77, every resident is afforded a penthouse view via spaces including an art-filled lounge with a fireplace, a private dining room with catering kitchen, a children’s playroom, and a double-height fitness center programmed by The Wright Fit. There is also a multi-purpose game room and training studio with terrace access.

Jolie offers expansive outdoor space designed by Future Green Studio, the Brooklyn-based landscape design firm behind a number of notable commissions including the Roof Garden at the Metropolitan Museum of Art. These areas include a 3,600-square-foot rooftop garden featuring a grassy lawn with a play area for children, a meditation deck, and grill stations with ample dining areas and chaise seating. The amenities located on the 41st floor below open up to 950 square feet of outdoor space including a Japanese rock garden, while a 2,350-square-foot lower floor terrace features pergolas and a dog run.

Additionally, Jolie includes the preservation and restoration of the neighboring Robert & Anne Dickey House, a historic landmark built in 1810 that is one of New York City’s last remaining Federal-style buildings. Trinity received the New York Landmarks Conservancy’s prestigious Lucy G. Moses Preservation Project Award for its restoration of this building, which will be seamlessly incorporated into a new elementary school entered via Trinity Place.

As of September 30th, Jolie has received temporary certificates of occupancy (TCO) or has passed Department of Buildings inspection and has a TCO pending for approximately 70% of its residential homes. Substantial completion of the entire building is on target for early 2022.

Jolie is in close proximity to Battery Park and Battery Park City, the Hudson River Waterfront, One World Trade Center, major transit hubs and all of the exciting retail, culinary and vibrant nightlife options available in Lower Manhattan, including Brookfield Place and the shops at Westfield. Just across the street from the building is the new Elizabeth H. Berger Park, a 20,000-square-foot park located at the convergence of Greenwich Street, Trinity Place and Edgar Street. The dynamic urban atmosphere is complete with waterfront parks, which offer biking and jogging paths, along with cobblestone streets and a rich architectural history.

SERHANT. is the exclusive sales and marketing agent for Jolie. Pricing for remaining inventory begins at $1.5 million for a one-bedroom residence. For more information, please visit www.jolieongreenwich.com.

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ABOUT TRINITY PLACE HOLDINGS

Trinity Place Holdings Inc. (NYSE American: TPHS)(the “Company”) is a real estate holding, investment, development and asset management company. The Company’s largest asset is currently a property located at 77 Greenwich Street in Lower Manhattan. 77 Greenwich is under development as a mixed-use project consisting of a 90-unit residential condominium tower, retail space and a New York City elementary school. The Company also owns a newly built 105-unit, 12-story multi-family property located at 237 11th Street in Brooklyn, New York, and, through joint ventures, a 50% interest in a newly built 95-unit multi-family property known as The Berkley, located at 223 North 8th Street, Brooklyn and a 10% interest in a newly built 234-unit multi-family property located one block from The Berkley at 250 North 10th Street also in Brooklyn, New York. In addition, the Company owns a property occupied by retail tenants in Paramus, New Jersey. In addition to its real estate portfolio, the Company also controls a variety of intellectual property assets focused on the consumer sector, a legacy of its predecessor, Syms Corp. The Company also had approximately $240.7 million of federal net operating loss carry forwards at June 30, 2021, which can be used to reduce its future taxable income and capital gains.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements.  For a more complete description of these and other possible risks and uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2020, as well as to our subsequent filings with the Securities and Exchange Commission.  The forward-looking statements contained herein speak only as of the date hereof, and we assume no obligation to update any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

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